exhibit (c)(8)
                            Assignment

      Reference is made to that certain Agreement and Plan of Merger, dated as of December 5, 1996, as amended as of January 2, 1997 (the "Merger Agreement"), between Henkel KGaA, HC Investments, Inc. ("HCI") and Loctite Corporation ("Loctite"). HCI hereby assigns to Henkel Merger Corp. its obligation to purchase all shares of common stock, par value $0.01 per share, of Loctite tendered pursuant to the Offer (as defined in the Merger Agreement) and not withdrawn pursuant to the terms of the Offer, all as more fully described in the Merger Agreement.


                               HC INVESTMENTS, INC.

                               By: /s/ Ernest G. Szoke
                                  ---------------------------
                                   Name: Ernest G. Szoke
                                   Title: Secretary

Accepted as of January 3, 1997:

HENKEL MERGER CORP.

By: /s/ Ernest G. Szoke
   ---------------------------
    Name: Ernest G. Szoke
    Title: Vice President and Secretary




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